UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 25, 2008
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue Niles, Ohio	44446

(Address of Principal Executive Offices)	(Zip Code)
(330) 544-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 25, 2008, the Compensation Committee of the Board of Directors of RTI International Metals, Inc. (“RTI” or the “Company”) approved a Form of Performance Share Award, which will be used to evidence grants of performance awards made under the Company’s 2004 Stock Plan, as amended from time to time (the “Plan”). The full text of the Form of Performance Share Award is attached hereto as Exhibit 10.1 and is incorporated by reference.
A Performance Share Award (an “Award”) provides for the issuance of shares of Company common stock (the “Performance Shares”) at a future date in the event the Company achieves established goals relating total shareholder return (“TSR”), defined as the share price appreciation of the Company’s common stock plus any dividends accrued during the performance period, as compared to the collective total shareholder return of a peer group of companies (the “Peer Group TSR”) established by the Compensation Committee at the time of granting any Award.
Performance Shares earned under an Award are to be issued on or before March 15th of the year following the end of the performance period and upon the determination by the Compensation Committee that the performance goals have been achieved and the level of such achievement. Unless otherwise determined by the Compensation Committee, all outstanding Awards are immediately forfeited if an Award recipient’s employment is terminated for any reason, other than death, retirement or disability, in which case outstanding Awards may be paid on a prorated basis. In addition, the Company has the right to require reimbursement of any Award payout if the Company is required to restate its financial statements as a result of fraud, negligence or intentional misconduct by a recipient that is a significant contributing factor to the restatement, and said payout would have otherwise been reduced as a result of such restatement.
On January 25, 2008, the Company’s Compensation Committee granted certain executive officers Awards to be paid out at the end of the twenty-four-month period ended December 31, 2009 (the “Performance Period”). The Performance Shares will be earned in the event that the Company’s TSR is in the following percentile groups as compared to the Peer Group TSR at the end of the Performance Period: less than the 30th percentile of the Peer Group TSR earns 0% of the target Award; between the 30th percentile up to the 50th percentile of the Peer Group TSR earns from 50.0% up to 99.99% of the target Award; the 50th percentile of the Peer Group TSR earns 100.0% of the target Award; greater than the 50th percentile but less than the 75th percentile of the Peer Group TSR earns from 100.00% up to 199.99% of the target Award and greater than or equal to the 75th percentile of the Peer Group TSR earns 200.00% of the target Award, which is the maximum Award that can be earned.
The Performance Share target Awards for the executive officers are as follows:

Target Award

Dawne S. Hickton Vice Chairman & Chief Executive Officer	7,500 shares

Michael C. Wellham President & Chief Operating Officer	3,100 shares

Stephen R. Giangiordano Executive Vice President	2,200 shares

William T. Hull Senior Vice President & Chief Financial Officer	1,800 shares

William F. Strome Senior Vice President-Strategic Planning & Finance	1,800 shares

Chad Whalen Vice President & General Counsel	1,100 shares

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description

10.1	Form of Performance Share Award

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: January 31, 2008	By:	/s/ Chad Whalen

	Name:	Chad Whalen
	Title:	Vice President & General Counsel

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